Exhibit 4.26


                      RELATED PARTY LONG TERM NOTE PAYABLE

US$427,767.77                                                  December 31, 2005

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Quest Manufacturing, Inc. at such place as the holder of this Note may from time to time designate, the principal sum of Four Hundred Twenty Seven Thousand Seven Hundred Sixty Seven and 77/100 Dollars (US$427,767.77) together with simple interest at the prime rate as published in the Wall Street Journal on the first business day of each month on the outstanding principal balance for each respective month until maturity.

         The note matures and becomes due on 12/31/08. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest. Interest shall be payable monthly on the last calendar day of each month.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This note shall be effective December 31, 2005 regardless of when it is signed.

         This issued Related Party Long Term Note Payable supercedes and replaces the obligations and Promissory Notes including all accrued interest from Voyager One, Inc. to Quest Manufacturing, Inc. as indicated on Exhibit A attached hereto.




              "Payor"                            "Payee"

              Voyager One. Inc.                  Quest Manufacturing, Inc.
              16 East Hinsdale Avenue            2503 Spring Ridge Drive-Unit F
              Hinsdale, IL   60521               Spring Grove, IL  60081
              Phone: 630-325-7130                Phone (815) 675-2442
              Fax: 630-325-7140                  Fax: (815) 675-3109


              By: /s/ Sebastien C. DuFort        By:  /s/ John A. Lichter
                  --------------------------          ----------------------
                  Signature & Date                    Signature & Date
                  Sebastien C. DuFort                 John A. Lichter
                  President                           CEO



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
             DATE OF NOTE
   I.D.                         START        END        DAYS    INT.RATE     PRINCIPAL      INTEREST
Quest #1a       2/1/2003       2/1/2003    4/11/2003    69.00       6%      $390,000.00    $  4,423.56
Quest #1b                     4/11/2003     6/6/2003    56.00       6%      $393,000.00    $  3,617.75
Quest #1c                      6/6/2003    10/8/2003   124.00       6%      $323,000.00    $  6,583.89
Quest #1d                     10/8/2003    11/1/2003    24.00       6%      $308,000.00    $  1,215.12
Quest #1e                     11/1/2003    11/3/2003     2.00       6%      $309,000.00    $    101.59
Quest #1f                     11/3/2003    8/19/2004   290.00       6%      $305,000.00    $ 14,539.73
Quest #1g                     8/19/2004    8/19/2004        -       6%      $305,000.00    $(10,000.00)
Quest #1h                     8/19/2004   12/31/2005   499.00       6%      $305,000.00    $ 25,018.36
                                                                                           $ 45,500.00


            DATE OF NOTE/
   I.D.      OBLIGATION         START        END        DAYS    INT.RATE     PRINCIPAL      INTEREST            TOTAL
Quest #1        2/1/2003                  12/31/2005                        $305,000.00    $ 45,500.00        $ 350,500.00
Quest #7       10/7/2005      10/7/2005   12/31/2005    85.00       6%      $ 25,000.00    $    349.32        $  25,349.32
Quest #9       11/3/2005      11/4/2005   12/31/2005    57.00       6%      $  9,000.00    $     84.33        $   9,084.33
Quest #10    **12/1/2005      12/1/2005   12/31/2005    30.00       6%      $ 42,623.93    $    210.20        $  42,834.13
                                                                            $381,623.93    $ 46,143.84        $ 427,767.77

** Represents outstanding balance on four equipment subleases due Quest
   Manufacturing, Inc. through 11-30-05. The remaining payments under these subleases have been waived by Quest Manufacturing, Inc.





                                    EXHIBIT A